                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                GOTTSCHALKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.
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                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (209) 434-8000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 1997

TO THE STOCKHOLDERS OF GOTTSCHALKS INC.:

    You are cordially invited to attend the Annual Stockholders' Meeting to be held on Thursday, June 26, 1997 at 10:00 a.m., Pacific Daylight Time, at the Company's corporate headquarters located at 7 River Park Place East, Fresno, California, for the purpose of considering and voting upon the following matters described in the accompanying Proxy Statement:

    1. The election of nine directors, to hold office until the next Annual Stockholders' Meeting and until their successors are elected and qualified.

    2. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 15, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company during normal business hours at the address above for the ten days preceding the Annual Meeting.

    We hope that you can attend the Annual Meeting in person. WHETHER OR NOT YOU CAN ATTEND, WE URGE THAT YOU FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE BUSINESS REPLY ENVELOPE ENCLOSED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                            [LOGO]

                                          Joe Levy
                                          Chairman and Chief Executive Officer

Fresno, California
May 22, 1997

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (209) 434-8000

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1997

    Your proxy on the enclosed Proxy Card is solicited by the Board of Directors of Gottschalks Inc. (the "Company") for use at the Annual Stockholders' Meeting to be held on Thursday, June 26, 1997, at the time and place set forth in the preceding Notice of Annual Meeting, and at any adjournment of that meeting (the "1997 Annual Meeting"). This Proxy Statement and the form of Proxy are being first sent or given to the Company's stockholders on or about May 23, 1997.

    Each properly executed proxy received prior to the 1997 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the nominees of the Company's Board of Directors named in this Proxy Statement and will be voted in the proxy holders' discretion with regard to any other business of which the Company is not now aware that may properly come before the 1997 Annual Meeting and be submitted to a vote of stockholders and all matters incident to the conduct of the meeting.

    Each stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 7 River Park Place East, Fresno, California 93720, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the 1997 Annual Meeting in person and so requests, although attendance at the 1997 Annual Meeting will not in itself constitute a revocation of the proxy.

    Only stockholders of record of the Company's common stock, $0.01 par value (the "Common Stock"), at the close of business on May 15, 1997 are entitled to vote at the 1997 Annual Meeting or any adjournment thereof. There were 10,472,915 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting. A majority of the Company's outstanding shares of Common Stock as of May 15, 1997 must be represented in person or by proxy to constitute a quorum for the 1997 Annual Meeting.

    The Company will bear all costs incurred in the solicitation of proxies. In addition to mailing copies of this material to all stockholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefore, solicit proxies by mail, telephone, telegram or personal contact.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of nine directors, subject to future change in accordance with the Bylaws of the Company. Accordingly, at the 1997 Annual Meeting, nine directors are proposed to be elected, each to hold office until the next Annual Meeting and until such directors' successors shall be elected and qualified. The Board of Directors of the Company has nominated, and recommends for election as directors, the nine persons named below. Unless authority is withheld or any nominee becomes unable to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of all of the nominees listed below. The Board of Directors has no reason to believe that any nominee will be unavailable, but if any such person should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended by the Board of Directors.

    The following table sets forth certain information about the directors standing for re-election at the 1997 Annual Meeting:

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                  Present Position                 Director
         Name             Age(1)                    With Company                     Since
----------------------  -----------  -------------------------------------------  -----------
Joe Levy(2)                     65   Chairman and Chief Executive Officer               1986

Gerald H. Blum                  70   Vice Chairman of the Board and Consultant          1986

Bret W. Levy(2)                 33   Vice President, Treasurer and Director             1986

Sharon Levy(2)                  63   Director                                           1986

Joseph J. Penbera               50   Director                                           1986

Frederick R. Ruiz               53   Director                                           1992

O. James Woodward III           61   Director                                           1992

Max Gutmann                     74   Director                                           1992

James R. Famalette              44   President, Chief Operating Officer and             1997
                                     Director

------------------------

(1) As of May 15, 1997.

(2) Joe Levy and Sharon Levy are husband and wife. Bret Levy is their son.

    Mr. Joe Levy became Chairman and Chief Executive Officer of the Company's predecessor and former subsidiary, E. Gottschalk & Co., Inc. ("E. Gottschalk") in April 1982 and of the Company in March 1986. He was Executive Vice President from 1972 to April 1982 and first joined E. Gottschalk in 1956. He serves on the Board of Directors of the National Retail Federation and the Executive Committee of Frederick Atkins, Inc. He was formerly Chairman of the California Transportation Commission and served on the Board of Directors of Community Hospitals of Central California and of Air 21, which filed for protection under federal bankruptcy laws in January 1997 and is currently being liquidated. He has also served on numerous other state and local commissions and public service agencies. Mr. Joe Levy is the husband of Mrs. Levy and the father of Mr. Bret Levy.

    Mr. Blum became Vice Chairman of the Board in November 1993, and a consultant to the Company in May 1994. He was previously President, Chief Operating Officer and Secretary of E. Gottschalk from April 1982 and the Company from March 1986. He was Executive Vice President from 1972 to April 1982 and first joined E. Gottschalk in 1951. He is the former California Director of the National Retail Federation and a former Director of the California Retailers Association. He is currently the President of the Fresno State University Business Advisory Council and serves on the Advisory Board of Liberty Mutual Insurance Group. He was a Trustee of the C.A.R.E. Foundation through 1996 and he continues to serve in a variety of capacities with numerous other local public service agencies.

    Mr. Bret Levy became a director of E. Gottschalk in June 1982 and the Company in April 1986. Mr. Bret Levy, a certified public accountant, has been an employee of the Company since November 1989 and presently serves as Vice President, Treasurer. He also serves on the Advisory Council of the National Retail Federation and on the Board of Directors of the Fresno Merchants Association. Mr. Bret Levy is the son of Mr. Joe Levy and Mrs. Sharon Levy.

    Mrs. Levy became a director of E. Gottschalk in June 1979 and the Company in March 1986. She has served as an elected member of the Board of Supervisors of Fresno County since 1975, serving as Chairman of the Board of Supervisors in 1980, 1985, 1990 and 1995. Mrs. Levy also serves on numerous other public service agencies. Mrs. Levy is the wife of Mr. Joe Levy and the mother of Mr. Bret Levy.

    Dr. Penbera is Eaton Fellow and Professor of Business at California State University, Fresno, where he formerly served as Dean of The Craig School of Business. Since 1992, he has been President of the Consortium for Economic Research and also serves as Chief Economist for Westamerica Bank. He has also served as a director of Rug Doctor, L.P since 1986. He became a director of the Company in April 1986.

    Mr. Ruiz became Chairman and Chief Executive Officer of Ruiz Food Products, Inc., a frozen food company, in September 1983, formerly serving in a variety of other capacities with Ruiz Food Products, Inc. since 1966. He serves on the Board of Directors of McClatchy Newspapers, Inc., as well as numerous community and civic organizations. He is also a member of the Hall of Fame of the U.S. Small Business Administration. He became a director of the Company in July 1992.

    Mr. Woodward is an attorney in the private practice of law in Fresno, California and, since February 1995, has also served as Chairman of the Board of Directors of Mission Homes. Prior to commencing his private law practice in 1992, he was Executive Vice President for the Guarantee Savings Group of Glenfed, Inc. from January 1988 to November 1991. In addition to a private law practice, he has had experience with other financial institutions and in real estate development in California. He currently serves on the Board of Governors of the California State University, Fresno Foundation and the Boalt Hall Trust. He became a director of the Company in September 1992.

    Mr. Gutmann resumed his position as Chairman of Elder-Beerman Stores Corporation ("Elder-Beerman") in October 1995, after retirement from 1991 to 1995, part of which time he continued to serve on Elder-Beerman's Board of Directors. He was Chairman and Chief Executive Officer of Elder-Beerman from 1974 to 1991, and Executive Vice-President and President from 1961 to 1973. Elder-Beerman operates 50 department stores and multiple furniture stores and shoe outlets. He is an emeritus Director of Banc One, Dayton, N,A., and is currently a Trustee of the University of Dayton and an honorary director of the Jewish Federation of Dayton. He is a present and former member of various trade, civic and cultural organizations, both nationally and in the local Dayton, Ohio area. He became a director of the Company in September 1992.

    Mr. Famalette became the President, Chief Operating Officer and a director of the Company on April 14, 1997. Prior to joining the Company, Mr. Famalette was President and Chief Executive Officer of Liberty House, a department and specialty store chain based in Honolulu, Hawaii, from March 1993 through March 1997, and served in a variety of other positions with Liberty House from 1987 through 1993, including Vice President, Stores and Vice President, General Merchandise Manager. From 1982 through 1987, he served as Vice President, General Merchandise Manager and later President of Village Fashions/Cameo Stores in Philadelphia, Pennsylvania, and from 1975 to 1982 served as a Divisional Merchandise Manager for Colonies, a specialty store chain, based in Allentown, Pennsylvania. Mr. Famalette serves on the Board of Directors of the National Retail Federation and Frederick Atkins.

            PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR THE
                             NOMINEES LISTED ABOVE

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    During the fiscal year ended February 1, 1997, the Board of Directors held six meetings. The Board of Directors has established audit, compensation and nominating committees to devote attention to specific matters and to assist in the discharge of its responsibilities. Each director attended at least 75% of the Board meetings and meetings of Board committees that he or she was eligible to attend. The functions of the committees, their current members and the number of meetings held during the year are described below:

    AUDIT COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward and Gutmann sit on the Audit Committee. The Audit Committee's functions are to (1) receive from, and review with, the independent auditors such auditors' report on the Company's annual audited financial statements, (2) review with the independent auditors the scope of the succeeding annual audit and quarterly review procedures, (3) nominate the independent auditors to be selected each year by the Board, (4) review consulting services rendered by the Company's independent accountants and evaluate the possible effect on the auditors' independence of performing such services, (5) ascertain the existence of adequate internal accounting and control systems, (6) review with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company and (7) evaluate the qualifications and performance of the Company's internal audit staff and oversee and support the audit staff's functions. The Audit Committee met six times during fiscal 1996.

    COMPENSATION COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward and Gutmann sit on the Compensation Committee. The Compensation Committee determines or reviews and passes upon management's recommendations with respect to (1) executive compensation, (2) bonuses, (3) contractual obligations relating to employment of officers and (4) incentive stock awards and stock option grants. The Compensation Committee met two times during fiscal 1996.

    NOMINATING COMMITTEE. Dr. Penbera and Messrs. Ruiz and Woodward sit on the Nominating Committee, which was formed in early fiscal 1997. The Nominating Committee's functions are to review the qualifications of, and nominate candidates for the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by the stockholders.

    COMPENSATION OF DIRECTORS. The following table sets forth amounts paid to each of the non-employee directors during fiscal 1996.

                   DIRECTOR COMPENSATION FOR FISCAL YEAR 1996

                                                                                                   SECURITY GRANTS
                                                          CASH COMPENSATION              ------------------------------------
                                               ----------------------------------------                        SECURITIES
                                                 ANNUAL                    CONSULTING                          UNDERLYING
                                                RETAINER      MEETING     FEES/ OTHER    NUMBER OF SHARES        OPTIONS
NAME                                           FEES($)(1)   FEES($)(2)      FEES($)             (3)            (SAR)(#)(3)
---------------------------------------------  -----------  -----------  --------------  -----------------  -----------------
Gerald H. Blum                                  $      --    $      --   $   215,995(4)              0                  0
Sharon Levy                                            --        6,000            --                 0                  0
Joseph Penbera                                     12,000        7,500            --                 0                  0
Frederick R. Ruiz                                  12,000        7,500            --                 0                  0
O. James Woodward III                              12,000        7,500            --                 0                  0
Max Gutmann                                        12,000        7,500            --(5)              0                  0

------------------------

(1) The four outside directors who are neither officers of the Company nor an affiliate of an officer of the Company receive an annual stipend of $12,000, payable monthly.

(2) The four outside directors, together with all other non-employee directors, receive $1,000 for each meeting of the Board attended and $500 for each committee meeting attended and held on a separate date. As a consultant to the Company, Mr. Blum is not eligible to receive payment for such meetings.

(3) There were no options granted under the 1994 Director Nonqualified Stock Option Plan or individual grants of options in tandem with stock appreciation rights ("SARS") or freestanding SARS made during fiscal 1996.

(4) Represents amounts paid to Mr. Gerald Blum pursuant to his Consulting Agreement which provides for Mr. Blum to perform certain consulting services for the Company during the period of June 1, 1994 through May 31, 1999 in return for an annual salary of $200,000, payable monthly. The Consulting Agreement, entered into on May 27, 1994, also provides for the payment of an annual office allowance and continuation of certain insurance and retirement benefits. The Company paid Mr. Blum a total of $215,995 under the Consulting Agreement in fiscal 1996, consisting of $200,000 of salary paid to him between February 4, 1996 and February 1, 1997, $12,000 for office space rental and $3,995 for the continuation of health, life and disability insurance benefits under the Company's existing benefits program.

(5) The Company reimburses Max Gutmann, who resides outside the Fresno area, for costs incurred in attending meetings of the Board and in performing Board duties. Such expense reimbursements typically include meals and transportation costs and, when required, overnight hotel expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Directors and executive officers of the Company, as well as persons owning more than 10% of the Company's outstanding shares of stock (collectively, the "Reporting Persons") are required by Section 16(a) of the Securities and Exchange Act of 1934 to file reports showing their initial ownership of the Company's Common Stock and any subsequent changes in such ownership, with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange, the Pacific Stock Exchange and the Company. Based solely on a review of the copies of such reports received by the Company and written representations of directors and executive officers of the Company, the Company believes that all such filing requirements were satisfied by the Reporting Persons during the year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 15, 1997, the Common Stock beneficially owned by each director, nominee and executive officer, individually, and all directors and executive officers, as a group, as well as the name and address of each person known to the Company to beneficially own more than 5% of the Company's Common Stock.

                                                                                Amount and Nature of
                                                                              Beneficial Ownership(1)
                                                                     ------------------------------------------
                                                                                      Currently
                                                                      Shares of      Exercisable      Total as
                                            Present Position            Common          Stock        Percent Of
               Name                         With the Company         Stock(#)(2)    Options(#)(3)     Class(4)
-----------------------------------  ------------------------------  ------------   --------------   ----------
Joe Levy                             Chairman and Chief              1,371,700(5)(6)     18,750        13.3%
P.O. Box 28920                       Executive Officer
Fresno, CA 93729-8920
Gerald H. Blum                       Vice Chairman of the            1,714,912(7)            0         16.4%
P.O. Box 28920                       Board and Consultant
Fresno, CA 93729-8920
Bret W. Levy                         Vice President,                   339,915(8)        7,500          3.3%
                                     Treasurer and Director
Sharon Levy                          Director                                0(6)            0         *
Joseph J. Penbera                    Director                            5,000           2,500         *
Frederick R. Ruiz                    Director                            5,000           2,500         *
O. James Woodward III                Director                            2,500           2,500         *
Max Gutmann                          Director                            2,000           2,500         *
James R. Famalette(9)                President, Chief                    1,000               0         *
                                     Operating Officer and Director
Gary L. Gladding                     Executive Vice President,           2,886          15,000         *
                                     General Merchandise Manager
Alan A. Weinstein                    Senior Vice President, Chief          611          35,000         *
                                     Financial Officer
Michael J. Schmidt                   Senior Vice President,              9,051          15,000         *
                                     Director of Stores
Stephen J. Furst(10)                 Former President, Chief             3,902          38,750         *
                                     Operating Officer and
                                     Director
David L. Babson                                                        798,700(11)           0          7.6%
and Company Incorporated
One Memorial Drive
Cambridge, Massachusetts
02142-1300
Dimensional Fund Advisors Inc.                                         543,300(12)           0          5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Directors and Executive Officers                                     3,454,575         101,250         33.6%
as a Group (12 Persons)

------------------------

*   Holdings represent less than 1% of all common shares outstanding.

(1) Unless as otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power over the shares of Common Stock indicated.

(2) Includes shares of common stock held in the Gottschalks Inc. Retirement Savings Plan, as follows: Joe Levy (12,537 shares); Bret W. Levy (615 shares); Gary L. Gladding (2,886 shares); Alan A. Weinstein (611 shares); Michael J. Schmidt (4,051 shares) and Stephen J. Furst (3,902 shares).

(3) Shares that may be acquired pursuant to options exercisable within 60 days of May 15, 1997.

(4) Assumes that only those options of the particular person or group listed that are exercisable within 60 days of May 15, 1997 have been exercised and no others.

(5) Does not include the aggregate of 1,059,713 shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joseph Levy disclaims beneficial ownership; and does not include 580,000 shares in which Joe Levy has a pecuniary interest as a beneficiary of the trust established by the Will of Gertrude H. Klein.

(6) Sharon Levy shares beneficial ownership of the shares attributed to Joe Levy, her husband, as community property.

(7) Includes an aggregate of 1,160,000 shares beneficially owned as trustee of the trust established by the Will of Gertrude H. Klein. Does not include other shares owned by Mr. Blum's adult children, over which shares Mr. Blum disclaims beneficial ownership.

(8) Includes 52,400 shares owned by Mr. Bret Levy's children, for which Mr. Levy serves as custodian. Does not include 11,200 shares owned by Bret Levy's spouse.

(9) Mr. Famalette became the President, Chief Operating Officer and a director of the Company on April 14, 1997.

(10) Mr. Furst's employment with the Company was terminated on March 7, 1997.

(11) The information with respect to David L. Babson and Company Incorporated was reported on a Schedule 13G/A filed by David L. Babson and Company Incorporated with the SEC on February 7, 1997, a copy of which was relied upon by the Company in making this disclosure. David L. Babson and Company Incorporated exercised, as of February 7, 1997, sole voting power with respect to 591,700 shares, shared voting power with respect to 207,000 shares and sole dispositive power with respect to all 798,700 shares.

(12) The information with respect to Dimensional Fund Advisors Inc. was reported on a Schedule 13G filed by Dimensional Fund Advisors Inc., with the SEC on February 5, 1997, a copy of which was received by the Company and relied upon in making this disclosure. Dimensional Fund Advisors Inc., exercised, as of February 5, 1997, sole voting power and sole dispositive power with respect to 543,300 shares.

    As of May 15, 1997, other than as indicated above, there was no person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table lists the executive officers of the Company:

          Name             Age(1)                     Position
-------------------------  -------  ---------------------------------------------
Joe Levy(2)                    65   Chairman and Chief Executive Officer
James R. Famalette(2)          44   President, Chief Operating Officer and
                                    Director
Gary L. Gladding               57   Executive Vice President/General Merchandise
                                    Manager
Alan A. Weinstein              52   Senior Vice President and Chief Financial
                                    Officer
Michael J. Schmidt             55   Senior Vice President/Director of Stores

------------------------

(1) As of May 15, 1997.

(2) Information with respect to Joe Levy and James R. Famalette is included in the "Election of Directors" portion of this Proxy Statement.

    Gary L. Gladding has been Executive Vice President of the Company since May 1987, and joined E. Gottschalk as Vice President/General Merchandise Manager in February 1983. From 1980 to February 1983, he was Vice President and General Merchandise Manager for Lazarus Department Stores, a division of Federated Department Stores, Inc., and he previously held merchandising manager positions with the May Department Stores Co.

    Alan A. Weinstein became Senior Vice President and Chief Financial Officer of the Company in June 1993. Prior to joining the Company, Mr. Weinstein, a certified public accountant, was the Chief Financial Officer for The Wet Seal, Inc. based in Irvine, California for three years. From 1987 to 1989 he was Vice President and Chief Financial Officer of Wildlife Enterprises, Inc. Aside from his position with The Wet Seal, he has served general and specialty retailers in management positions in California, New York and Texas for over twenty-five years. Mr. Weinstein serves on the Board of Directors of the American Heart Association of Fresno and Combined Health Appeal and is a member of the Fig Garden Rotary in Fresno and of the Community Relations Action Committee of the Central California Blood Center.

    Michael J. Schmidt became Senior Vice President/Director of Stores of E. Gottschalk in February 1985. Prior to joining the Company in October 1983, he held management positions with Liberty House, Allied Corporation and R.H. Macy & Co., Inc.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The materials set forth below contain information on certain cash and non-cash compensation provided to the Company's Chief Executive Officer and the four other executive officers of the Company who were the most highly compensated executive officers for fiscal year 1996, collectively referred to herein as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                                                         Awards(1)
                                                  Annual Compensation                  --------------
                                    ------------------------------------------------     Securities       All Other
        Name and           Fiscal                                    Other Annual        Underlying     Compensation
   Principal Position       Year    Salary($)(2)    Bonus($)(3)     Compensation(4)    Options(#)(5)       ($)(6)
-------------------------  -------  -------------   ------------   -----------------   --------------   -------------
Joe Levy                    1996     $327,600(7)     $     0           $    --                   0          $2,635
Chairman & Chief            1995      340,200(7)           0                --                   0           2,951
Executive Officer           1994      327,704(7)           0                --              25,000           1,663
Gary L. Gladding            1996     $268,200        $     0           $    --                   0          $2,084
Executive Vice              1995      274,823              0                --                   0           2,438
President/General           1994      252,425              0                --              20,000           1,412
Merchandise Manager
Alan A. Weinstein           1996     $175,000        $     0           $    --                   0          $1,797
Senior Vice President &     1995      174,038              0                --                   0           2,087
Chief Financial Officer     1994      144,496              0                --              20,000           2,774
Michael J. Schmidt          1996     $179,364        $10,000(8)        $    --                   0          $1,836
Senior Vice President/      1995      182,570         10,000(8)             --                   0           2,087
Director of Stores          1994      163,580         10,000(8)             --              20,000           2,101
Stephen J. Furst(9)         1996     $244,000        $     0           $    --                   0          $1,836
Former President, Chief     1995      249,692              0                --                   0           2,087
Operating Officer &         1994      227,662              0            15,257(10)          25,000           3,536
Director

------------------------

(1) The Company did not make any payments or awards that would be classified under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable SEC disclosure rules.

(2) Includes compensation earned but deferred pursuant to the Gottschalks Inc. Retirement Savings Plan and a cafeteria plan established pursuant to Internal Revenue Code Section 125.

(3) Except as indicated at footnote (8) below, no bonus compensation was earned by the Named Officers in fiscal years 1994, 1995 or 1996.

(4) Except as indicated at footnote (9) below, the amounts included in this column for each of the Named Officers do not include the value of certain perquisites in which the aggregate did not exceed the lesser of $50,000 or 10% of the Named Officer's aggregate salary and bonus compensation for fiscal 1994, 1995 or 1996, as applicable.

(5) Represents shares of stock underlying options granted under the Company's various stock option plans. There were no individual grants of options in tandem with SARS or freestanding SARS made during fiscal years 1994, 1995 or 1996 to the Named Officers.

(6) Represents contributions made by the Company on behalf of the Named Officers to the Gottschalks Inc. Retirement Savings Plan in the form of common stock of the Company and amounts paid for term life insurance premiums.

(7) Mr. Levy's base salary of $327,600 was unchanged in fiscal years 1994, 1995 and 1996. The base salary reported on the Summary Compensation Table may vary depending on the number of pay periods in a given fiscal year. The fiscal 1995 reporting period included 53 weeks; the fiscal 1994 and 1996 reporting periods each included 52 weeks.

(8) Represents bonus earned in the previous fiscal year and paid to Mr. Schmidt in the fiscal year indicated pursuant to his employment agreement, which was terminated effective June 1, 1995 (fiscal 1995).

(9) Mr. Furst's employment with the Company was terminated on March 7, 1997. See the "Employment and Severance Agreements" portion of this Proxy Statement for a description of future amounts to be paid to Mr. Furst pursuant to his severance agreement.

(10) Represents amounts paid as reimbursement for actual relocation expenses incurred.

    OPTION GRANTS. There were no options granted to any of the Named Officers during fiscal 1996 under the Company's 1994 Key Employee Incentive Stock Option Plan (the "1994 ISO Plan") or otherwise. In fiscal 1996, a total of 45,000 options were granted to seventeen recently hired or promoted officers, other than Named Officers, and key employees of the Company under the 1994 ISO Plan.

    OPTION EXERCISES. Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1996 AND
                         FISCAL YEAR-END OPTION VALUES

                                                           Number of
                                                           Securities          Value of
                                                           Underlying       Unexercised In-
                                                          Unexercised      the-Money Options
                                                           Options at       at Fiscal Year-
                                                        Fiscal Year-End         End(1)
                                                        ----------------  -------------------
                         Shares             Value         Exercisable/       Exercisable/
       Name            Acquired(#)       Realized($)    Unexercisable(#)   Unexercisable($)
------------------  -----------------  ---------------  ----------------  -------------------
Joe Levy                        0         $       0        18,750/6,250        $     0/0
Gary L. Gladding                0                 0        15,000/5,000              0/0
Alan A. Weinstein               0                 0        35,000/5,000              0/0
Michael J. Schmidt              0                 0        15,000/5,000              0/0
Stephen J.
 Furst(2)                       0                 0        38,750/6,250              0/0

------------------------

(1) The exercise price of the options are $9.88 to $10.87 per share. Based on a closing price of $5.13 for the Company's Common Stock on the New York Stock Exchange as of February 1, 1997, the unexercised options are "out-of-the-money".

(2) Options granted to Mr. Furst under the 1994 ISO Plan will expire ninety days after his termination on March 7, 1997, unless such options are exercised prior to that date.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    EMPLOYMENT AGREEMENT. On March 14, 1997, the Company entered into an employment agreement with James R. Famalette as President and Chief Operating Officer, which provided for Mr. Famalette's employment to begin on April 14,1997 and continue for two years. The agreement also provides that Mr. Famalette shall be a member of the Board of Directors during his term of employment. In his capacity as President, Chief Operating Officer and Director, the agreement provides for the payment of an annual base salary of $325,000 in his first year of employment and $350,000 in his second year of employment, with automatic annual renewals to the agreement thereafter (unless terminated with one year's notice). The agreement also provides for the payment of a bonus of $100,000 to be paid in May 1998, the grant of 20,000 options under the Company's 1994 ISO Plan (with 25% of such options vesting on each anniversary of the option grant at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant), a car allowance, the payment of certain relocation and other expenses and other benefits typically offered to all employees of the Company. The compensation payable pursuant to the agreement shall be terminated if Mr. Famalette terminates his employment with the Company through retirement, disabiltiy or death, Mr. Famalette is terminated for cause (as defined) or the Company sells all or part of its business and Mr. Famalette is able to continue his employment with the buyer at or above his then base salary. With the exception of the employment agreement with Mr. Famalette, the Company has no employment agreements with any of the other Named Officers, including the Chief Executive Officer.

    SEVERANCE AGREEMENTS. With the exception of Mr. Famalette, the Company has Severance Agreements with each of the Named Officers, including the Chief Executive Officer. Such agreements, entered into on March 31, 1995, provide for the continuing payment of the officer's base salary for a period of twelve months and the right to continuing coverage in the Compny's group medical plan at the Company's expense for one year in the event the officer is terminated by written notice by the Company for other than cause (as defined). The agreements require the officer to continue to report to work and perform the duties of his or her employment until the date set forth in the written termination notice as the officer's date of termination in order to receive such continuing payments. The officer is not entitled to receive a severance benefit under certain conditions including: (i) the termination of employment by other than written notice of termination by the Company; (ii) if the Company sells all or part of its business and the officer has the opportunity to continue his or her employment with the buyer at or above the officer's base rate of pay; or (iii) the termination of employment for cause (as defined).

    Pursuant with his written termination notice, Mr. Furst, the Company's former President and Chief Operating Officer, will receive the continuing payment of his base salary, totaling $244,000, over the twelve month period following his termination on March 7, 1997 and the right to continuing coverage in the Company's group medical plan at the Company's expense for one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Compensation of Directors" for a description of consulting fees paid to Mr. Blum in fiscal 1996.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has furnished the following report on employee compensation. Such report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

    The policy of the Compensation Committee of the Board of Directors is that the compensation of the executives of the Company should be closely aligned with the interests of the stockholders of the Company and linked with the Company's overall financial performance and the executive's individual performance. The Compensation Committee generally believes compensation should be limited to amounts that are deductible under present income tax law. However, under certain circumstances, the Compensation Committee may authorize the payment of compensation that is not deductible. Such policies have been incorporated into a performance-based compensation program developed and implemented by the Compensation Committee for the senior executive officers of the Company.

COMPENSATION PROGRAM

    The Company's executive compensation program consists primarily of three components: (1) a base salary that is designed to attract and retain qualified employees for the Company; (2) annual incentives which are tied to the performance of the Company; and (3) stock options.

    BASE SALARY. The base salary of the Chief Executive Officer was originally determined by the Compensation Committee based on factors such as scope of responsibility, current performance and the overall financial performance of the Company for the most recent fiscal year. In such determination, the Compensation Committee also considered salary ranges of chief executive officers of certain competitors of the Company. The annual base salary for the Chief Executive Officer for fiscal 1996 of $327,600 did not change from the previous year. The Chief Executive Officer, in turn, recommends an original annual base salary for the senior executive officers of the Company based on factors such as the scope of responsibility and base salary ranges of similarly positioned executives of the Company. Annual adjustments to such base salaries are determined based on factors including, but not limited to, the executive's individual performance, the performance of areas within the executive's scope of responsibility and the overall performance of the Company. The Compensation Committee reviews and passes on the Chief Executive Officer's recommendations for such officers' annual base salary levels.

    ANNUAL INCENTIVES. The Company's Executive Bonus Plan provides for a bonus pool to be divided on a pro-rata basis (based on base salary) among the key executives of the Company. The Board of Directors sets plan goals for the Company each fiscal year. If the plan goals are achieved, the amount allocated to the bonus pool is an amount equal to: (a) the percentage of the Company's operating profit, defined as income before income tax plus any provision for unusual items (the "Operating Profit") for a fiscal year, determined by the quotient obtained by dividing Operating Profit by total sales; multiplied by (b) the total salaries of the executives participating in the Executive Bonus Plan. If the plan goals are exceeded, the amount allocated to the bonus pool is an amount equal to (a) the percentage of the Company's Operating Profit for a fiscal year, determined by the quotient obtained by dividing Operating Profit by total sales; multiplied by (b) the Operating Profit. No bonuses are to be paid pursuant to the Executive Bonus Plan if the pre-tax profit of the Company, before unusual items, is less than 2% of total sales. Inasmuch as the Company's pre-tax operating profit, prior to unusual items, for fiscal 1996 did not equal or exceed 2% of net sales, none of the key executives received or were awarded a bonus in fiscal 1996 pursuant to the Executive Bonus Plan.

    The Company's employment agreement with Mr. Famalette provides for the payment of a bonus of $100,000 in May 1998. (See "Employment and Severance Agreements.")

    STOCK OPTIONS. Stock options are granted to the senior executive officers and other key employees of the Company at the discretion of the Compensation Committee. The Compensation Committee believes the grant of stock options reinforces the importance of improving stockholder value over the long term, and encourages and facilitates executive and key employee stock ownership of the Company. The determination to grant options is also based on factors such as the current number of unexercised options held by the senior executive officers and employees, the expiration dates of those options and the current financial performance of the Company. Option grants for the Chief Executive Officer are determined by the Compensation Committee. Option grants for the senior executives and key employees of the Company are recommended by the Chief Executive Officer and reviewed and passed upon by the Compensation Committee. In fiscal 1996, a total of 45,000 options were granted to seventeen recently hired or promoted officers and key employees of the Company under the 1994 ISO Plan. Such options were granted with an exercise price of $5.75 per share, the fair market value of the Company's common stock on the date of the grant, vest at a rate of 25% per year beginning on the first anniversary after the date of the grant and expire in ten years.

    OTHER. Compensation for other officers and managers of the Company was paid during fiscal 1996 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Bonuses in the aggregate amount of $454,000 were paid to eighty store managers, merchandising and operations personnel of the Company during 1996 based primarily upon the performance of the particular individual's unit, department, division or store.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the current Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose board of directors includes a member of management of the Company.

    O. James Woodward III, Chairman    Max Gutmann    Joseph J. Penbera
                               Frederick R. Ruiz

                            STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total return of the Company's Common Stock with the cumulative total return of (i) the S&P 500 Index and (ii) three companies described in the footnote to the graph. The comparison covers the five-year period from close of market on the last trading day prior to the beginning of the 1992 fiscal year to the last day of the Company's 1996 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

    The past stock price performance shown for the Company's Common Stock is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

                    GOTTSCHALKS INC. STOCK PRICE PERFORMANCE
              FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL STOCKHOLDER RETURNS
                                          GOTTSCHALKS INC     S&P 500       PEER GROUP
Base Period Jan 92                                $100.00     $100.00          $100.00
Jan-93                                              50.33      110.58            70.36
Jan-94                                              44.37      124.82            69.44
Jan-95                                              38.41      125.48            76.77
Jan-96                                              30.46      174.00            46.05
Jan-97                                              27.81      219.83            56.11

------------------------

(1) Assumes $100 is invested on February 1, 1992 in the Company's Common Stock, the S&P 500 Index and a composite index, weighted by market capitalization, of the following three companies: Bon-Ton Stores, Inc., Crowley Milner & Co., and Jacobson Stores, Inc. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

    The Audit Committee selected Deloitte & Touche LLP as the Company's independent auditors for fiscal 1997. Representatives of Deloitte & Touche LLP are expected to be present at the 1997 Annual Meeting and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche LLP will continue to serve as the Company's independent auditors during fiscal 1997, and in that capacity will report on the Company's 1997 annual financial statements, the Audit Committee reserves the right to select different independent auditors at any time.

VOTING PROCEDURES AND REQUIRED VOTE

    A majority of the Company's outstanding shares of Common Stock as of May 15, 1997 must be represented in person or by proxy to constitute a quorum for the 1997 Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter), will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors shall be determined by a plurality of votes cast and, therefore, only votes for or against a candidate, and not abstentions or broker non-votes, are relevant to the outcome. However, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon. Accordingly, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy for such shares that it does not have discretionary authority to vote on a particular subject, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the Annual Stockholders' Meeting to be held on or about June 25, 1998 to be eligible for inclusion in the Company's Proxy Statement for that meeting, they must be received by the Company at its principal office located at 7 River Park Place East, Fresno, California 93720, prior to January 22, 1997 and must comply with all legal requirements for inclusion of such proposals.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

    The Company's financial statements are not made part of this Proxy Statement. However, financial statements reported upon by Deloitte & Touche LLP are included in the Annual Report to Stockholders for fiscal year 1996 which is enclosed with this Proxy Statement or was previously mailed to stockholders. The Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1996, AS FILED WITH THE SEC, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS IT FROM ALAN A. WEINSTEIN, THE COMPANY'S SENIOR VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 7 RIVER PARK PLACE EAST, FRESNO, CALIFORNIA 92720. THE EXHIBITS TO THAT REPORT WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COSTS OF REPRODUCTION.

OTHER BUSINESS

    The Board of Directors of the Company knows of no other business to be presented at the 1997 Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgement on such matters.

                            ------------------------

    It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting.

    We respectfully request you to sign, date and return the accompanying proxy at your earliest convenience.

                                          By Order of the Board of Directors,

                                            [LOGO]

                                          Joe Levy

                                          Chairman and Chief Executive Officer

May 22, 1997

                                 GOTTSCHALKS INC.

                   ANNUAL MEETING OF STOCKHOLDERS, JUNE 26, 1997

      The undersigned hereby appoints Joe Levy, Gerald H. Blum, O. James
P Woodward III and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders' Meeting of Gottschalks
R Inc., to be held on June 26, 1997 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if
O personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and
X Proxy Statement, each dated May 22, 1997, receipt of which is hereby acknowledged by the undersigned.
Y
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COMMENTS/ADDRESS CHANGE: Please Mark Comment/Address Box on Reverse Side

                   (Continued and to be signed on other side)
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                                       [X]
                                  Please mark
                                   your votes
                                  as indicated
                                 in this example

                                                                 WITHHELD
                                             FOR                 FOR ALL
                                             [ ]                   [ ]

1. ELECTION OF DIRECTORS.

Joe Levy, Gerald H. Blum,
Bret W. Levy, Sharon Levy,
Joseph J. Penbera, Frederick R. Ruiz,
O. James Woodward III,
Max Gutmann and James R. Famalette

WITHHELD FOR: (Write that nominee's name in the space provided below.)

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2. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters the undersigned hereby confers discretionary authority.

I PLAN TO ATTEND MEETING     [ ]

COMMENTS/ADDRESS CHANGE      [ ]
Please mark this box if
you have written
comments/address change
on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME IS PRINTED. EACH JOINT TENANT SHOULD SIGN. EXECUTIVES, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE FULL TITLES WHEN SIGNING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature(s) ________________________________________    Date ___________, 1997

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